EXECUTION COPY

                                              NONCOMPETITION AGREEMENT dated
                                        December 8, 1999, between COOPERSURGICAL
                                        ACQUISITION CORP., a Delaware
                                        corporation (the "Company"), and BEI
                                        MEDICAL SYSTEMS COMPANY, INC., a
                                        Delaware corporation (the "Covenantor").

            Reference is made to the Asset Purchase Agreement dated as of October 1, 1999 between the Company and the Covenantor, as amended (the "Asset Purchase Agreement"). Pursuant to the Asset Purchase Agreement, the Company is acquiring substantially all of the assets, including the Products, of the Covenantor which comprise the Business. This Agreement is being entered into pursuant to the Asset Purchase Agreement.

            In consideration of the Company purchasing the Purchased Assets under the Asset Purchase Agreement and in order to prevent the Company from being economically harmed by a loss of the goodwill associated with the Business, the Covenantor has agreed not to compete with the Company under the conditions set forth in this Agreement.

            ACCORDINGLY, in consideration of the good and valuable consideration which the parties hereto acknowledge, the parties hereto hereby agree as follows:

      Section 1. Certain Defined Terms.

            Capitalized terms used but not otherwise defined herein have the meanings set forth in the Asset Purchase Agreement.

      Section 2. Non-competition and Non-solicitation.

            (a) Subject to the second paragraph of Section 2(a), the Covenantor agrees that, during the Non-Compete Period (as defined below), the Covenantor shall not, directly or indirectly, own, manage, control, participate in, consult with, render services for, whether as an agent, employee, consultant, advisor, representative, stockholder, partner or joint venturer, or in any manner engage in any business within any Restricted Territory (as defined below) competing with the Products, including any improvements and replacements for the Products, or competing with any other products or procedures which are used to perform the same function as, or the same treatments and procedures performed by, the Products or a business developing any product which is used to perform the same function as, or the same treatments and procedures performed by, the Products. As used in this Agreement, the term "Restricted Territory" means any of the following geographic areas (whether domestic or foreign) in which any Product, process, good or service has been manufactured, provided, sold or offered or promoted for sale by the Company or its Business Group or with respect to which the Company or its Business Group have devoted substantial expense in anticipation of launching into such geographic area a portion of the Business:
(i) any state in the continental United States; (ii) Alaska and Hawaii;
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(iii) any other territory or possession of the United States; (iv) each country in the European Union("EU"); and (v) any country other than (x) the United States or any state, territory, possession or political subdivision thereof and
(y) a country in the EU. As used in this Agreement, the term "Non-Compete Period" means the period beginning on the date of this Agreement and ending on the fifth anniversary of the date of this Agreement. As used in this Agreement, the term "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            Nothing in this Section 2 shall prohibit the Covenantor from (i) engaging, directly or indirectly, as a partner, joint venturer or otherwise in the development, manufacture, sales, marketing or service of the product known as Hydro ThermAblator or HTA, or any improvement to such product (collectively, "HTA") and, subject to the last two sentences of this paragraph, the development, manufacture, marketing, sale or service of the products listed on Exhibit A, or any improvement to or replacement for such products listed on Exhibit A (the "HTA Related Products") or (ii) being a passive owner of not more than (A) 4% of the outstanding capital stock of any class of a corporation (or 4% of the equity interest in any other Person), the securities of which are publicly traded or (B) 1% of the outstanding capital stock of any class of a corporation (or 1% of the equity interest in any other Person), the securities of which are privately held, so long as the Covenantor has no active participation in the business of such Person. The HTA Related Products may only be marketed, sold or serviced, directly or through distribution channels, (A) solely in connection with the sale or use of HTA by medical professionals, (B) in a number reasonably necessary to facilitate the use by such medical professionals of HTA and (C) to the medical professionals purchasing or using HTA. Any marketing, sale or service of an HTA Related Product which does not strictly comply with the immediately preceding sentence is a violation of the Covenantor's obligations under this Agreement.

            (b) During the Non-Compete Period, the Covenantor agrees that the Covenantor shall not, directly or indirectly through another Person (i) solicit any employee of the Company or its Business Group to leave the employ of the Company or any of its Business Group, or in any way interfere with the relationship between the Company or any of its Business Group, on the one hand, and any employee thereof, on the other hand; provided, however, that the general solicitation of third parties through the use of means generally available to the public, including the placement of advertisements in the newspaper, shall not be deemed to violate this clause (i), (ii) hire any individual who was an employee of the Company or its Business Group until six months after such individual's employment relationship with the Company or any of its Business Group has been terminated or (iii) induce or attempt to induce any customer, supplier, consultant, licensee or other business relation of the Company or any of its Business Group to cease doing business with the Company or any of its Business Group, or in any way interfere with the relationship between any such customer, supplier, consultant, licensee or business relation, on the one hand, and the Company or any of its Business Group, on the other hand; provided, however, that the Covenantor shall not be deemed to interfere with the relationships of the Company or its Business Group with a customer, supplier, consultant, licensee or other business relation solely because, in compliance with this Agreement, the Covenantor does business on a non-exclusive basis with such a Person.


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

      Section 3. Option To Modify Non-Competition Covenant in Section 2 (a).

            (a) The Company hereby grants to the Covenantor the right and option (the "Option"), exercisable by the Covenantor under the terms specified in this
Section 3, to modify the non-competition covenant in Section 2 (a) of this Agreement. The Option may be exercised by the Covenantor strictly in the manner provided in this Section 3 solely on the occurrence of the first Change of Control or Joint Venture Arrangement which is consummated after the date of this Agreement.

            (b) The Covenantor may exercise the Option by delivering an election notice (the "Election Notice") to the Company concurrently with paying to the Company the sum of $250,000 by wire transfer of immediately available funds. The Election Notice shall certify to the Company that there has occurred the first Change of Control or Joint Venture Arrangement which has been consummated after the date of this Agreement, shall specify that the Covenantor is exercising the Option upon consummation of such Change of Control or Joint Venture Arrangement and shall be accompanied by confirmation that there has been paid to the Company by wire transfer of immediately available funds the sum of $250,000.

            (c) Upon exercise by the Covenantor of the Option in the manner provided in this Section 3, then, notwithstanding the provisions of Section 2
(a), from and after such Change of Control or Joint Venture Arrangement is consummated, only the following activities by the Person that acquires control of the Covenantor as a result of such Change of Control or engages with the Covenantor in such Joint Venture Arrangement shall be deemed to violate the provisions of Section 2 (a) of this Agreement: developing, manufacturing, selling, marketing or servicing products which both Mimic and compete with the Principal Products

            (d) "Change of Control" means either (x) the sale of substantially all of the Covenantor's assets to an unaffiliated third Person (other than sale of such assets to the Company) or (y) a merger or consolidation or sale of capital stock of the Covenantor (each, a "Transaction"), under circumstances in which the holders of a majority of the voting power of the outstanding capital stock of the Covenantor, immediately prior to the Transaction, own less than a majority of the voting power of the outstanding capital stock of the Covenantor or the surviving corporation or resulting corporation, as the case may be (the "Surviving Person"), immediately following such Transaction. A Person is deemed to have acquired control of the Covenantor as a result of the Change of Control
(x) if such Person owns, directly or indirectly, substantially all of such assets sold by the Covenantor or (y) if such Person controls, directly or indirectly, a majority of the voting power of the outstanding capital stock of the Surviving Person or (z) if such Person is the Surviving Person. "Joint Venture Arrangement" means an agreement between the Covenantor and a third Person to carry on a joint business activity in the form of a joint venture, partnership or other contractual arrangement, including without limitation any license, supply or distribution arrangement.

            "Principal Products" means the Products known as "Zumi", "Zui", "Z-Clamp", "Nichols Pelvic Set" and "Miya Hook", and all variations of such Products. A product is deemed to "Mimic" a Principal Product if a bona fide credible argument can be made that such product infringes a patent or patents which may at any time have been issued for such Principal Product, even if such Principal Product is not at the time protected by a patent.

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

      Section 4. Confidentiality.

            (a) The Covenantor will not disclose or use at any time, during the Non-Compete Period, any Confidential Information of which the Covenantor is or becomes aware, whether or not such information was developed by the Covenantor.

            (b) As used in this Agreement, the term "Confidential Information" means information that is not in the public domain and that was used, developed or obtained by the Covenantor in connection with the Business, including but not limited (i) products or services, (ii) fees, costs and pricing structures, (iii) designs, (iv) analyses, (v) drawings, photographs and reports, (vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation, (viii) data bases, (ix) accounting and business methods, (x) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customers and clients and customer or client lists, (xii) other copyrightable works, (xiii) all production methods, processes, technology and trade secrets, and (xiv) all similar and related information in whatever form.

            (c) Notwithstanding the provisions of this Agreement to the contrary, the Covenantor shall have no liability to the Company for disclosure or use of Confidential Information if the Confidential Information:

                  (i) is known to the receiving party at the time of disclosure by the Covenantor to the receiving party of such Confidential Information other than as the result of a breach of this Section 4 by the Covenantor;

                  (ii) becomes publicly known or is disclosed by the Company other than as the result of a breach of this Section 4 by the Covenantor;

                  (iii) is received by the Covenantor after the date of this Agreement from a third party that is not under an obligation of confidentiality to the Company;

                  (iv) is required to be disclosed by law, court order, or similar compulsion or in connection with any legal proceeding, provided that such disclosure shall be limited to the extent so required and, except to the extent prohibited by law, the Covenantor shall give the Company notice of its intent to so disclose such Confidential Information and shall reasonably cooperate with the Company in seeking suitable confidentiality protections; or

                  (v) relates to HTA.

      Section 5. Representations and Warranties.

            (a) The Covenantor hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by the Covenantor does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which the Covenantor is a party or any judgment, order or decree to which the Covenantor is subject, (ii) the Covenantor is not a party to or bound by any employment agreement, consulting


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

agreement, non-compete agreement, confidentiality agreement or similar agreement with any other Person that is inconsistent with the provisions of this Agreement and (iii) upon the execution and delivery of this Agreement by the Company and the Covenantor, this Agreement will be a valid and binding obligation of the Covenantor.

            (b) The Company hereby represents and warrants to the Covenantor that (i) this Agreement has been duly authorized by all necessary corporate action on the part of the Company, (ii) the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which the Company is a party or any judgment, order or decree to which the Company is subject, and (iii) upon the execution and delivery of this Agreement by the Company and the Covenantor, this Agreement will be a valid and binding obligation of the Company.

      Section 6. Enforcement.

            (a) Because the relationship between the Company and the Covenantor is unique and because the Covenantor has had access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach by the Covenantor of this Agreement, the Company may apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security) in addition to other rights and remedies existing in its favor, including requiring the Covenantor to account for and pay over to the Company all compensation, profits, moneys, accruals, increments or other benefits derived or received as a direct result of any transactions constituting a breach of the covenants contained therein.

            (b) The prevailing party in any legal action arising out of or relating to this Agreement shall be entitled to its reasonable attorneys' fees and court costs.

      Section 7. General Provisions.

            (a) Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

            (b) Complete Agreement. This Agreement and the Asset Purchase Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or


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

between the parties, written or oral, which may have related to the subject matter hereof in any way.

            (c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Covenantor and the Company and their respective successors, permitted assigns, personal representatives, heirs and estates, as the case may be.

            (d) Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York or any other jurisdiction), that would cause the laws of any jurisdiction other than the State of New York to be applied. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

            (e) Jurisdiction and Venue.

                  (i) THE COMPANY AND THE COVENANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT, FOR THEMSELVES AND THEIR PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK COUNTY, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE COMPANY AND THE COVENANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR SUCH FEDERAL COURT, PROVIDED THAT, IN THE EVENT THAT ANY SUCH FEDERAL COURT HAS JURISDICTION, THE PARTIES SHALL INSTITUTE ANY SUCH ACTION OR PROCEEDING IN SUCH FEDERAL COURT AND NOT IN SUCH STATE COURT. THE COMPANY AND THE COVENANTOR AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

                  (ii) THE COMPANY AND THE COVENANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT THEY MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK COUNTY. THE COMPANY AND THE COVENANTOR IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.


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

      (f) Waiver of Jury Trial.

            THIS IS A COMPLEX BUSINESS TRANSACTION. THE PARTIES BELIEVE THAT IT WOULD BE BETTER TO HAVE ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT RESOLVED BY A JUDGE WITHOUT A JURY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

      (g) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Covenantor, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

      (h) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      (i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

      (j) Business Group. For purposes of this Agreement, the term "Business Group" means, with respect to the Company, the Company's current and future Affiliates including those Affiliates listed on Exhibit B, and, with respect to the Covenantor, the Covenantor's current and future Affiliates; provided, however, that a future Affiliate of the Company shall not be considered part of its "Business Group" unless and until the Company provides notice to the Convenantor in writing that such Person is an Affiliate of the Company.

      (k) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the State of New York, the time period for taking action shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

      (l) Survival of Representations and Warranties. All representations and warranties contained herein shall survive the consummation of the transactions contemplated hereby and by the Asset Purchase Agreement.


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

            (m) Construction.

                  (i) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                  (ii) Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (iii) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (n) Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received, if delivered during business hours on a business day, when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto) or, if not delivered during business hours on a business day, on the next succeeding business day:

                        (A) if to the Company, to:

                        CooperSurgical Acquisition Corp.
                        c/o CooperSurgical, Inc.
                        15 Forest Parkway
                        Shelton, Connecticut 06484
                        Attention: Nicholas J. Pichotta, President
                        Telecopier: (203) 925-135

                        with a copy to:

                        The Cooper Companies, Inc.
                        6140 Stoneridge Mall Road
                        Suite 590
                        Pleasanton, CA  94588
                        Attention: Carol R. Kaufman, V.P., Legal Affairs
                        Telecopier: (510) 460-3660


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

                        O'Sullivan Graev & Karabell, LLP
                        30 Rockefeller Plaza
                        New York, New York 10112
                        Attention: David I. Karabell, Esq.
                        Telecopier: (212) 408-2400; and

                        (B) if to the Covenantor, to:

                        BEI Medical Systems Company, Inc.
                        100 Hollister Drive
                        Teterboro, NJ  07608
                        Attention: Richard W. Turner, President & CEO
                        Telecopier: (201) 727-4998

                        with a copy to:

                        Cooley Godward LLP
                        One Maritime Plaza
                        20th Floor
                        San Francisco, CA  94111-3580
                        Attention: Christopher A. Westover, Esq.
                        Telecopier: (415) 951-3699


                                     * * * *


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

            IN WITNESS WHEREOF, each of the parties hereto has duly executed this Noncompetition Agreement as of the date first written above.

                                    COOPERSURGICAL ACQUISITION CORP.

                                    By: _____________________________________
                                        Name:
                                        Title:


                                    BEI MEDICAL SYSTEMS COMPANY, INC.

                                    By: _____________________________________
                                        Name:
                                        Title:

                                    EXHIBIT A

                              HTA Related Products

1.    Endoscopic Light Source (any method).
2.    Hysteroscopic Video Camera System.
3.    Flexible Hysteroscope System.
4.    Rigid Hysteroscope System.
5.    Cervical Sealing Tenaculum.
6.    Disposable Cervical Dilator.
7. Those Products which are identified by asterisk on Annex A to Schedule 1.1 of the Asset Purchase Agreement as components and/or finished goods required in the support of HTA.


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

                                    EXHIBIT B

                             The Company Affiliates

                                                                 JURISDICTION OF
NAME                                                             INCORPORATION
--------------------------------------------------------------------------------

1.  The Cooper Companies, Inc.                                    Delaware
2.  The Cooper Healthcare Group, Inc.                             Delaware
    a. Unimar, Inc.                                               California
3.  CVP, Inc.                                                     Delaware
4.  The Cooper Real Estate Group, Inc.                            Delaware
5.  CooperVision, Inc.                                            New York
    a. CooperVision Inc.                                          Canada
6.  Marlow Surgical Acquisition (dormant)                         Delaware
    a. CooperVision GB Finance, Inc. (dormant)                    Delaware
    b. CooperVision GB Services, Inc. (dormant)                   Delaware
7.  Hospital Group of America, Inc.                               Delaware
    a. HGA Management Services, Inc.                              Delaware
    b. Hospital Group of Delaware, Inc.                           Delaware
    c. Hospital Group of Illinois, Inc.                           Illinois
    d. Hospital Group of Louisiana, Inc.                          Louisiana
    e. Residential Centers of Indiana, Inc.                       Delaware
    f. Hospital Group of New Jersey, Inc.                         New Jersey
    g. Hampton Learning Center, Inc.                              New Jersey
    h. HGNJ, Inc.                                                 New Jersey
8.  Arlington Center for Recovery, L.L.C.                         Illinois
9.  MeadowWood Health Services, L.L.C.                            Delaware
10. CooperSurgical, Inc.                                          Delaware
    a. CooperSurgical, Inc.                                       Canada
    b. HBH Medizintechnik GmbH                                    Germany
11. Aspect Vision Holdings, Limited                               England-Wales
    a. Aspect Vision Care Limited                                 England-Wales
    b. Contact Lens Technologies Limited                          England-Wales
    c. Aspect Specialty Limited                                   England-Wales
    d. New Focus HealthCare Limited                               England-Wales
    e. Aspect Vision Italia s.r.l.                                Italy
    f. Focus Solutions Limited                                    England-Wales
    g. Averlan Company Limited                                    England-Wales
    h. Aspect Contact Lenses Limited                              England-Wales
12. CooperVision Limited                                          England-Wales

NOTE: Except for CooperSurgical and its 52% owned subsidiary, HBH Medizintechnik GmbH, each subsidiary is wholly-owned either by The Cooper Companies, Inc. or by the wholly-owned subsidiary under which it is indented in the list above. In the case of CooperSurgical, Inc., 99.8% of the company is owned by The Cooper Companies, Inc. and the remaining .2% is owned by members of CooperSurgical's Medical Advisory Board.


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